UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 14, 2005

                                CN Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)


          Maryland                 333-100460                   52-1954386
 (State of Incorporation)   (Commission File Number)         (I.R.S. Employer
                                                            Identification No.)

                                  7401 Ritchie Highway
                                  Glen Burnie, Maryland          21061
                      (Address of Principal Executive Offices)(Zip Code)


        Registrant's Telephone Number, Including Area Code: 410-760-7000

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ____ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

   ____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 SFR 240.14d-2 (b))

   ____ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4 (c))




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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENTS

         On March 14, 2005, CN Bancorp, Inc., wholly-owned subsidiary, County National Bank acquired four additional single premium bank owned life insurance policies (BOLI) in the aggregate amount of $800,000 for the purpose of increasing the benefits under the Amended and Restated Executive Supplemental Retirement Plan and Consulting Agreements (SERP Agreements) with its senior officers - Jan W. Clark, John G. Warner, Michael L. Derr and Michael T. Storm. County National Bank has entered into the SERP Agreements as part of its effort to retain qualified executives.

      Under the SERP Agreements, which are dated June 18, 2002, County National Bank has agreed to pay certain benefits to each executive upon his retirement, which is defined in the SERP Agreements as 65 years of age, voluntary resignation, involuntary termination or death. While the executive is employed, County National Bank maintains a pre-retirement account as a liability account on its books for the benefit of the executive. The pre-retirement account is increased or decreased each year by the "Index Retirement Benefit" for the year, and tax benefits thereon, until the executive's termination of employment, death or retirement. The Index Retirement Benefit is defined in the SERP Agreements as the earnings on a life insurance policy or policies purchased (or deemed purchased) by County National Bank. The SERP Agreements also contain personal services/consulting provisions whereby payments, other than payments of the pre-retirement accounts, depend upon services to be rendered by the executives after retirement.

      Previously, in June 2002, County National Bank purchased six life insurance policies for an aggregate one-time premium of $1,200,000 to provide benefits under the SERP Agreements. As indicated, on March 14, 2005, County National Bank purchased four additional life insurance policies. The earnings on the premium amount of such policies (in the amounts indicated) will accrue to the benefit of Messrs. Clark ($300,000), Warner ($200,000), Derr ($150,000) and Storm ($150,000).

      To evidence this additional benefit, on May 9, 2005, County National Bank and each of Messrs. Clark, Warner, Derr and Storm entered into separate amendments to the SERP Agreements effective as of March 14, 2005. The remaining terms of the SERP Agreements remain unchanged.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Not applicable

          (b)  Not applicable

          (c)  Exhibits

               10.1 Amendment dated as of March 14, 2005 to Amended and Restated
                    Executive Supplemental Retirement Plan and Consulting Agreement between County National Bank and Jan W. Clark

               10.2 Amendment dated as of March 14, 2005 to Amended and Restated
                    Executive Supplemental Retirement Plan and Consulting Agreement between County National Bank and John G. Warner

               10.3 Amendment dated as of March 14, 2005 to Amended and Restated
                    Executive Supplemental Retirement Plan and Consulting Agreement between County National Bank and Michael L. Derr

               10.4 Amendment dated as of March 14, 2005 to Amended and Restated
                    Executive Supplemental Retirement Plan and Consulting Agreement between County National Bank and Michael T. Storm




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             CN BANCORP, INC.

Date: May 13, 2005           By: /s/ Jan W. Clark
                             Jan W. Clark, President and Chief Executive Officer

















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                                  EXHIBIT INDEX

          10.1 Amendment dated as of March 14, 2005 to Amended and Restated Executive Supplemental Retirement Plan and Consulting Agreement between County National Bank and Jan W. Clark

          10.2 Amendment dated as of March 14, 2005 to Amended and Restated Executive Supplemental Retirement Plan and Consulting Agreement between County National Bank and John G. Warner

          10.3 Amendment dated as of March 14, 2005 to Amended and Restated Executive Supplemental Retirement Plan and Consulting Agreement between County National Bank and Michael L. Derr

          10.4 Amendment dated as of March 14, 2005 to Amended and Restated Executive Supplemental Retirement Plan and Consulting Agreement between County National Bank and Michael T. Storm


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